EXHIBIT 4.1


                              THE AES CORPORATION
                                 as the Company


                                      and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee



                       ---------------------------------

                                Senior Indenture

                         Dated as of December 13, 2002

                       ---------------------------------


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                              TABLE OF CONTENTS(1)
                               -----------------


                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions....................................................1
Section 1.02.  Other Definitions.............................................19
Section 1.03.  Rules of Construction.........................................20

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Forms Generally, Certain Issues Regarding Preconditions
               for Transfer and Payment......................................20
Section 2.02.  Execution and Authentication..................................21
Section 2.03.  Amount Unlimited..............................................21
Section 2.04.  Denomination and Date of Securities; Payment of Interest......22
Section 2.05.  Registrar and Paying Agent; Agents Generally..................22
Section 2.06.  Paying Agent to Hold Money in Trust...........................23
Section 2.07.  Restrictions on Transfer and Exchange.........................23
Section 2.08.  Registration, Transfer and Exchange...........................24
Section 2.09.  Replacement Notes.............................................27
Section 2.10.  Outstanding Notes.............................................27
Section 2.11.  Temporary Notes...............................................28
Section 2.12.  Cancellation..................................................28
Section 2.13.  CUSIP Numbers.................................................29
Section 2.14.  Defaulted Interest............................................29

                                   ARTICLE 3
                                   REDEMPTION

Section 3.01.  Optional Redemption...........................................29
Section 3.02.  Mandatory Redemption Upon Receipt of Net Cash Proceeds
               from Certain Transactions.....................................29
Section 3.03.  Additional Mandatory Redemption...............................30
Section 3.04.  Notice of Redemption; Partial Redemptions.....................31
Section 3.05.  Payment of Notes Called for Redemption........................32


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     (1) Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.


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Section 3.06.  Exclusion of Certain Notes from Eligibility for Selection for Redemption................................................33

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes..............................................33
Section 4.02.  Maintenance of Office or Agency...............................34
Section 4.03.  Noteholders' Lists............................................34
Section 4.04.  Certificate to Trustee........................................34
Section 4.05.  Reports by the Company........................................35
Section 4.06.  Limitation on Liens...........................................35
Section 4.07.  Equal and Ratable Liens.......................................36
Section 4.08.  Restriction on Subsidiary Guarantees..........................36
Section 4.09.  Limitation on Sale Leaseback Transactions.....................37
Section 4.10.  Transfer of Certain Net Cash Proceeds Received by
               Subsidiaries..................................................37

                                   ARTICLE 5
                             SUCCESSOR CORPORATION

Section 5.01.  When Company May Merge, Etc...................................38
Section 5.02.  Successor Substituted.........................................39

                                   ARTICLE 6
                              DEFAULT AND REMEDIES

Section 6.01.  Events of Default.............................................39
Section 6.02.  Acceleration..................................................40
Section 6.03.  Other Remedies................................................42
Section 6.04.  Waiver of Past Defaults.......................................42
Section 6.05.  Control by Majority...........................................42
Section 6.06.  Limitation on Suits...........................................42
Section 6.07.  Rights of Holders to Receive Payment..........................43
Section 6.08.  Collection Suit by Trustee....................................43
Section 6.09.  Trustee May File Proofs of Claim..............................43
Section 6.10.  Application of Proceeds.......................................44
Section 6.11.  Restoration of Rights and Remedies............................44
Section 6.12.  Undertaking for Costs.........................................44
Section 6.13.  Rights and Remedies Cumulative................................45
Section 6.14.  Delay or Omission Not Waiver..................................45


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                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  General.......................................................45
Section 7.02.  Certain Rights of Trustee.....................................45
Section 7.03.  Individual Rights of Trustee..................................47
Section 7.04.  Trustee's Disclaimer..........................................47
Section 7.05.  Notice of Default.............................................47
Section 7.06.  Compensation and Indemnity....................................47
Section 7.07.  Replacement of Trustee........................................48
Section 7.08.  Successor Trustee by Merger, Etc..............................49
Section 7.09.  Money Held in Trust...........................................50

                                   ARTICLE 8
           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01.  Satisfaction and Discharge of Indenture.......................50
Section 8.02.  Application by Trustee of Funds Deposited for Payment
               of Notes......................................................51
Section 8.03.  Repayment of Moneys Held by Paying Agent......................51
Section 8.04.  Return of Moneys Held by Trustee and Paying Agent
               Unclaimed for Two Years.......................................51
Section 8.05.  Defeasance and Discharge of Indenture.........................51
Section 8.06.  Defeasance of Certain Obligations.............................53
Section 8.07.  Reinstatement.................................................54

                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders....................................54
Section 9.02.  With Consent of Holders.......................................55
Section 9.03.  Revocation and Effect of Consent..............................56
Section 9.04.  Notation on or Exchange of Notes..............................57
Section 9.05.  Trustee to Sign Amendments, Etc...............................57

                                   ARTICLE 10
                                 MISCELLANEOUS

Section 10.01.  Notices......................................................57
Section 10.02.  Certificate and Opinion as to Conditions Precedent...........59
Section 10.03.  Statements Required in Certificate or Opinion................59
Section 10.04.  Evidence of Ownership........................................59
Section 10.05.  Rules by Trustee, Paying Agent or Registrar..................59
Section 10.06.  Payment Date Other Than a Business Day.......................60
Section 10.07.  Governing Law................................................60


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Section 10.08.  No Adverse Interpretation of Other Agreements................60
Section 10.09.  Successors...................................................60
Section 10.10.  Duplicate Originals..........................................60
Section 10.11.  Separability.................................................60
Section 10.12.  Table of Contents, Headings, Etc.............................60
Section 10.13.  Incorporators, Stockholders, Officers and Directors
                of Company Exempt from Individual Liability..................60
Section 10.14.  Judgment Currency............................................61

                                   ARTICLE 11
                             SECURITY ARRANGEMENTS

Section 11.01.  Security.....................................................61
Section 11.02.  Notice of Payment, Discharge or Defeasance...................63


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     INDENTURE, dated as of December 13, 2002, between The AES Corporation, a
Delaware corporation, as the Company, and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of up to such Principal amount or amounts as may from time to time be authorized of the Company's 10% Senior Secured Notes Due 2005 (the "Notes") in accordance with the terms of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company as hereinafter provided;

     NOW, THEREFORE THIS INDENTURE WITNESSETH

     For and in consideration of the premises and the purchases of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

     "Additional Collateral Trust Agreement Collateral" means the "Additional Collateral" referred to in the Collateral Trust Agreement.

     "Additional Notes" means any notes issued under the Indenture in addition to the Original Notes having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from the most recent date to which interest has been paid on the Notes (other than Additional Notes) or, if no interest has been paid, from the Issue Date.

     "Adjusted Free Cash Flow" means, as of the end of any fiscal year, an amount equal to (i) the Adjusted Parent Operating Cash Flow for such fiscal year plus (ii) the aggregate amount of Net Cash Proceeds from Covered Asset Sales received by the Company and permitted to be retained by the Company under the terms of this Indenture during such fiscal year less (iii) the aggregate amount of any Investments (other than Temporary Cash Investments) made in cash by the

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Company during such fiscal year, less (iv) the aggregate principal amount of
Debt repaid by the Company during such fiscal year, excluding (x) Debt in respect of revolving loans and letters of credit under the terms of the Senior Secured Credit Facilities (unless the corresponding revolving credit commitments are permanently reduced in connection with such repayment), (y) Debt prepaid with the Net Cash Proceeds of Asset Sales or Covered Capital Markets Transactions and (z) repayments of Debt financed by incurring other debt less (iv) the aggregate amount for such fiscal year of Corporate Charges plus, to the extent not included in Corporate Charges for such fiscal year, payments made by the Company of dividends and interest on the Tecons and the NY Sells Loan; provided that so long as any amounts or commitments are outstanding under the Senior Secured Credit Facilities, Adjusted Free Cash Flow shall have, at any time of determination, the meaning set forth at such time of determination in the Senior Secured Credit Facilities.

     "Adjusted Parent Operating Cash Flow" means, for any period, (i) Parent Operating Cash Flow for such period less (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Company during such period and regardless of whether any such amount was accrued during such period:

     (A) income tax expenses of the Company and its Subsidiaries; and

     (B) corporate overhead expenses.

     "AES Business" means a Power Supply Business or other business operated or managed (including on a joint basis with others), directly or indirectly, by the Company.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person"), or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person or (iii) as to any Person (other than the Company and its Subsidiaries), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


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     "Agent" means any Registrar, Paying Agent, transfer agent or
Authenticating Agent.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation or any Equity Issuance by the Company's Subsidiaries) by the Company or any of its Subsidiaries of any investment in any Subsidiary or of all the assets of a Subsidiary substantially in its entirety; provided that a disposition of such assets not excluded by the following paragraph during any fiscal year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such fiscal year, exceeds $10,000,000.

     The term "Asset Sale" does not include: (i) any disposition or issuance in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law; (ii) any sale, transfer, conveyance, lease or other disposition of assets governed by Article 5; (iii) any sale of shares of preferred stock of a Subsidiary; (iv) the grant of a security interest by any Person in any assets or shares of Capital Stock securing a borrowing by, or contractual performance obligation of, such Person or any Subsidiary of such Person; (v) a sale-leaseback transaction involving substantially all of the assets of a Power Supply Business where a subsidiary sells the Power Supply Business to a person in exchange for the assumption by that Person of the debt financing the Power Supply Business and the subsidiary leases the Power Supply Business from such Person; (vi) dispositions of contract rights, development rights and resource data made in connection with the initial development of a Power Supply Business, made prior to the commencement of commercial operation of such Power Supply Business; (vii) transactions made in order to enhance the repatriation of cash proceeds in connection with any sale or other disposition in respect of the Capital Stock and/or property of any Subsidiary where such Subsidiary is organized under the laws of any jurisdiction other than the United States or any state thereof or any Subsidiary of the type described in Section 936 of the Internal Revenue Code of 1986, as amended, to the extent that the proceeds of such sale or other disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any state thereof or in order to increase the after-tax proceeds thereof available for immediate distribution; (viii) the sale of Equity Interests in a project in development or under construction the proceeds from which shall be used to fund the cost of development or construction of such project; (ix) (1) a disposition resulting from the bona fide exercise by governmental authority of its claimed or actual power of eminent domain; (2) a realization upon a security interest; (3) any cash payments not otherwise prohibited under this Indenture; (4) any sale, transfer, conveyance, lease or other disposition of an asset pursuant to the terms of any power sales agreement or


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steam sales agreement or other agreement or contract related to the output or product of, or services rendered by, a Power Supply Business as to which a Subsidiary is the supplying party; (5) any disposition of any Equity Interest in a Power Supply Business pursuant to the terms of a joint venture agreement, shareholders agreement, supply agreement or similar arrangement that requires one shareholder to transfer its interest to another Person upon terms and in circumstances customary for the industry; (6) any disposition of assets subject to a lien transferred to the lien holder or its designee in satisfaction or settlement of the lien holder's claim; (7) sales of inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of its business; or (8) sales, transfers or other dispositions of assets among the Company and its Subsidiaries and Affiliates or among the Company's Subsidiaries and Affiliates.

     "Attributable Debt" means the present value (discounted at the rate of 7.375% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

     "Banc of America Securities Option Agreement" means the option agreement dated December 12, 2002 between Banc of America Securities LLC and the Company.

     "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

     "Board Resolution" means one or more resolutions of the Board of Directors, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

     "BVI Cayman Pledge Agreement" means the Charge and Assignment over Shares dated December 12, 2002 between AES International Holdings II, Ltd., as Chargor, Wilmington Trust Company, as Corporate Trustee and Bruce L. Bisson, as Individual Trustee.

     "BVI Collateral" means the "Collateral" referred to in the BVI Cayman Pledge Agreement.

     "Capital Commitment" means any contractual commitment or obligation under an equity contribution or other agreement the primary purpose of which is


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for the Company to provide to an AES Business a portion of the capital required to finance construction projects, the acquisition of additional assets or capital improvements being undertaken by such AES Business.

     "Capital Markets Debt" means any Debt that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participants or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person, including, without limitation, all common stock and preferred stock and partnership and joint venture interests of such Person.

     "Certificated Note" means a Registered Note in individual form without interest coupons.

     "Clearstream" means Clearstream Banking SA.

     "Collateral" means the Security Agreement Collateral, the Additional Collateral Trust Agreement Collateral and the BVI Collateral.

     "Collateral Documents" means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees (as defined in the Collateral Trust Agreement) for the benefit of the Secured Holders.

     "Collateral Trust Agreement" means the agreement dated December 12, 2002 among the Grantors referred to therein, as Grantors and the Collateral Trustees.

     "Collateral Trustees" means Wilmington Trust Company, as Corporate Trustee and Bruce L. Bisson, as Individual Trustee under the Collateral Trust Agreement.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.


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     "Consolidated Net Assets" means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

     "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Corporate Charges" means, for any period, the sum of the following amounts (determined without duplication), in each case to the extent paid by the Company during such period and regardless of whether any such amount was accrued during such period:

     (A) interest expense for such period;

     (B) rental expense for such period; and

     (C) dividends paid on the Company's Redeemable Stock during such period.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota.

     "Covered Asset Sale" means any Asset Sale other than (a) any Asset Sale of any of the Capital Stock or assets of any of the Company's Subsidiaries that guarantee the revolving credit facility and/or tranche A term loan facility under the Senior Secured Credit Facilities (the "Revolving Credit Loan/Tranche A Loan Guarantors"), to the extent that the Net Cash Proceeds of such Asset Sale are applied as set forth in the Senior Secured Credit Facilities, to repay amounts under the Senior Secured Credit Facilities that are guaranteed by the Revolving Credit Loan/Tranche A Loan Guarantors or (b) any Asset Sale of any of the Capital Stock or assets of the Company's Subsidiary that guarantees the tranche "C" term loan facility under the Senior Secured Credit Facilities (the "Tranche C Term Loan Guarantor"), to the extent that the Net Cash Proceeds of such Asset Sale are applied as set forth in the Senior Secured Credit Facilities, to repay amounts under the Senior Secured Credit Facilities that are guaranteed by the Tranche C Term Loan Guarantor; provided that, for the avoidance of doubt, to the extent that the Net Cash Proceeds referred to in clauses (a) and (b) are not applied as set forth therein, such Net Cash Proceeds shall be deemed to be, for all purposes under this Indenture, Net Cash Proceeds from a Covered Asset Sale;


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provided further that so long as any amounts or commitments are outstanding under the Senior Secured Credit Facilities, Covered Asset Sale shall have the meaning set forth in the Senior Secured Credit Facilities.

     "Covered Capital Markets Transaction" means (i) an Equity Issuance by the Company; (ii) the incurrence of Capital Markets Debt by the Company; and (iii) the incurrence of Capital Markets Debt by a Subsidiary for the purpose of transferring the Net Cash Proceeds thereof to the Company.

     "Creditors' Portion" means, in respect of the Net Cash Proceeds of any Covered Asset Sale, the following:

     (i) with respect to the first $600,000,000 of Net Cash Proceeds of Covered Asset Sales received after the Original Issue Date, 50% of such Net Cash Proceeds;

     (ii) with respect to the next $400,000,000 of Net Cash Proceeds of Covered Asset Sales received after the Original Issue Date (after giving effect to the Net Cash Proceeds of Covered Asset Sales described in clause (i)), 80% of such Net Cash Proceeds of Covered Asset Sales; and

     (iii) with respect to all other Net Cash Proceeds of Covered Asset Sales received after the Original Issue Date (after giving effect to the Net Cash Proceeds of Covered Asset Sales described in clauses (i) and
          (ii)), 60% of such Net Cash Proceeds of Covered Asset Sales.

provided that so long as any amounts or commitments are outstanding under the Senior Secured Credit Facilities, Creditors' Portion shall have, at any time of determination, the meaning set forth at such time of determination in the Senior Secured Credit Facilities.

     "Debt" of any Person means at any date, without duplication, (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Obligations of such Person as lessee which are capitalized in accordance with GAAP; (v) all Obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument; (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person; (vii) all Debt of others Guaranteed by such Person; and (viii) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid


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dividends. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit not issued under the Senior Secured Credit Facilities shall not be treated as "Debt" hereunder to the extent that such obligations are cash collateralized or to the extent that the issuer of any such letter of credit is entitled to draw under any of the revolving letters of credit or other letters of credit issued under the Senior Secured Credit Facilities, which by their terms require that any drawing under such letters of credit be applied only to reimburse such issuer for amounts paid by such issuer under such letter of credit. The obligations of the Company under any Capital Commitment or under any agreement, in the form of indemnity or contingent equity contribution agreement or otherwise, pursuant to which the Company agrees to protect any Person, in whole or in part, from tax liabilities, environmental liabilities, political risks, including currency convertibility and transferability risk and changes in law, or construction cost overruns shall not constitute Debt.

     "Default" means any Event of Default as defined in Section 6.01 and any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means the depositary of each Global Note, which initially will be DTC or, as to an Offshore Global Note, a common depositary for Euroclear and Clearstream unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

     "DTC" means The Depository Trust Company, a New York corporation.

     "DTC Legend" means the legend set forth in Exhibit C.

     "Equity Interest" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "Equity Issuance" means, in respect of any Person, the issuance or sale of Equity Interests of such Person other than any such issuance to directors, officers


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or employees pursuant to employee benefit plans in the ordinary course of business (including by way of exercise of stock option).

     "Euroclear" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear system.

     "Euro-Dollar Business Day" means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Excess Asset Sale Proceeds" means the product of (a) the Creditors' Portion of all Net Cash Proceeds of Covered Asset Sales received by the Company in excess of the first $600 million of Net Cash Proceeds of Covered Asset Sales received by the Company, multiplied by (b) a fraction, the numerator of which is the total aggregate Principal amount of Notes outstanding on such date, and the denominator of which is the sum of (x) the aggregate Principal amount of Notes outstanding on such date, plus (y) the aggregate Senior Secured Lenders' Exposure on such date; provided that, if on the date or dates on which the first $600 million of Net Cash Proceeds of Covered Asset Sales are received, the Senior Secured Credit Facilities have been repaid in full and all commitments thereunder have been terminated, then the phrase "in excess of the first $600 million of Net Cash Proceeds of Covered Asset Sales received by the Company" shall immediately and automatically be deleted from clause (a) of this definition.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Maturity Date" means December 12, 2005; provided, however, that if, prior to July 15, 2005, the Company's 4.50% Junior Subordinated Convertible Debentures have not been refinanced to mature on a date after December 12, 2005, then Final Maturity Date means July 15, 2005; provided further that if the Final Maturity Date occurs on a day that is not a Euro-Dollar Business Day, the Final Maturity Date shall occur on the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Final Maturity Date shall be the next preceding Euro-Dollar Business Day.

     "Funded Debt" means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the determination of the amount thereof.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the


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Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Trustee; provided that, if the Company notifies the Trustee that the Company wishes to amend any covenant in Article 3 or 4 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant, then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the required Noteholders.

     "Global Note" means a Registered Note in global form without interest coupons.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of the Company to provide capital to an AES Business under a Capital Commitment. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" or "Noteholder" means the registered holder of any Note.

     "Indenture" means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Interest Payment Date" means each June 15 and December 15 of each year, commencing with June 15, 2003.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Indenture, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Make-Whole Amount" means, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of Principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semi-annual basis, such Principal and interest at the Reinvestment Rate (determined on the Business Day preceding the date of such redemption) from the respective dates on which such Principal and interest would have been payable if such payment had not been made, over (ii) the aggregate Principal amount of the Notes being redeemed.

     "Material Subsidiary" of any Person means, as of any date, any Subsidiary of which such Person's proportionate share of such Subsidiary's total assets (after intercompany eliminations) exceeds 15 percent of the total assets of such Person on a consolidated basis.

     "Minimum Liquidity Level" means as of the end of any fiscal year, an amount equal to (i) the aggregate amount of cash and Temporary Cash Investments of the Company on such date and (ii) the aggregate amount of the unused revolving credit loan commitments available to be drawn under the Senior Secured Credit Facilities on such date.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP (i) as a consequence of such Asset Sale, (ii) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (iii) as a result of any repatriation to the United States of any proceeds of such Asset Sale, and in each case net of a reasonable reserve for the after tax-cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes), and net of all payments made on any debt which is secured by such property, in accordance with the terms of any lien upon or with respect to such property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; provided that, so long as any amounts or commitments are outstanding under the Senior Secured Credit Facilities, the Net Cash Proceeds with respect to any Asset Sale shall mean the greater of (x) the amount determined pursuant to the foregoing definition and (y) the amount determined pursuant to the definition of Net Cash Proceeds set forth at such time of determination in the Senior Secured Credit Facilities, and

     (b) with respect to any Covered Capital Markets Transaction, the aggregate amount of cash received from time to time on or after the Original Issue Date (whether as initial consideration or through payment or disposition of deferred consideration) by the Company and its Subsidiaries from such Covered Capital Markets Transaction after deducting therefrom (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (ii) in the case of a Covered Capital Markets Transaction in the form of incurrence of Debt by a Subsidiary, the amount of any Debt of such Subsidiary that, by the terms of the agreement or instrument governing such Debt, is required to be repaid with all or a portion of the proceeds of such capital markets transaction, and (iii) any portion of the proceeds of such Covered Capital Markets Transaction required to prepay or collateralize interest, dividends or fees payable in respect of such Covered Capital Markets Transaction;

provided that, with respect to both clause (a) and (b) above, for purposes of determining Net Cash Proceeds received by a Subsidiary required to be applied pursuant to Section 3.02 of this Indenture, only that portion of such Net Cash Proceeds received by the Company from such Subsidiary in accordance with
Section 4.10 shall be included.

     "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

     "Noteholders' Ratable Share" means, in connection with the application of Adjusted Free Cash Flow pursuant to 3.02(b), a percentage equal to a fraction, the numerator of which is the aggregate Principal amount of Notes outstanding on such date, and the denominator of which is the sum of (x) the aggregate Principal amount of Notes outstanding on such date, plus (y) the aggregate Senior Secured Lenders' Exposure on such date.

     "NY SELLS Loan" means the $300 million secured equity-linked loan due in 2004 issued by the Company's Consolidated Subsidiary, AES New York Funding LLC.

     "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f) or (g) of this Indenture. Without limiting the generality of the foregoing, the Obligations of the Company under the Indenture include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Company under the Indenture and (b) the obligation of the Company to reimburse any amount in respect of any of the foregoing that the Trustee, in its sole discretion, may elect to pay or advance on behalf of the Company.

     "Officer" means, with respect to the Company, the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

     "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the board of directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 10.03 and delivered to the Trustee. Each such certificate shall include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.03.

     "Offshore Global Note" means a Global Note representing Notes issued and sold pursuant to Regulation S.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee and complying with Section 10.03. Each such opinion shall include the statements provided in Section 10.03, if and to the extent required thereby.

     "Ordinary Course Cash Needs" means for any Subsidiary, the cash working capital and other needs of such Subsidiary and its Subsidiaries in the ordinary course of business (net of other sources of funds available or expected to be available to it from any source other than from the Company and its Subsidiaries), determined in good faith by the Company consistent in all material respects with past practice (subject to appropriate adjustment to the extent past practice has been modified to reflect changes in the nature of the business and operations of the Subsidiaries), including reasonably anticipated needs for repaying Debt and other obligations and making investments in its business not inconsistent in any material respect with this Indenture, provided that in determining the ordinary course needs of any Subsidiary, the Company may take into account its ordinary course of business cash management practices whereby amounts that would otherwise constitute cash balances of one or more Subsidiaries are managed by being concentrated in a single Subsidiary.

     "Original Issue Date" means the date on which the Original Notes are first issued under the Indenture.

     "Original Notes" means the Notes issued on the Original Issue Date and any Notes issued in replacement thereof.

     "Parent Operating Cash Flow" means, for any period, the sum of the following amounts (determined without duplication), but only to the extent received in cash by the Company from a Person during such period:

     (a) dividends paid to the Company by the Company's Subsidiaries during such period;

     (b) consulting and management fees paid to the Company for such period;

     (c) tax sharing payments made to the Company during such period;

     (d) interest and other distributions paid during such period with respect to cash and other Temporary Cash Investments other than amounts on deposit to secure contingent exposure under letters of credit issued under the Senior Secured Credit Facilities; and

     (e) other cash payments made to the Company by the Company's Subsidiaries other than (i) returns of invested capital; (ii) payments of the principal of Debt of any such Subsidiary to the Company and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the benefit of the beneficiaries of such accounts;

provided that Net Cash Proceeds from Covered Asset Sales and Covered Capital Markets Transactions received by the Company shall not be included in Parent Operating Cash Flow for any period.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Power Supply Business" means an electric power or thermal energy generation or cogeneration facility or related facilities, or an electric power transmission, distribution, fuel supply and fuel transportation facilities, or any combination thereof (all subject to relevant security, if any, under related project financing arrangements), together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

     "Principal" of a Note means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Note.

     "Principal Property" means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the first anniversary of the Final Maturity Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the first anniversary of the Final Maturity Date or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the first anniversary of the Final Maturity Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the first anniversary of the Final Maturity Date shall not constitute Redeemable Stock if such Capital Stock specifically provides that such person will not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Indenture.

     "Registered Note" means any Note registered on the Note Register (as defined in Section 2.05).

     "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth calendar day preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Certificate" means a certificate substantially in the form of Exhibit D hereto.

     "Reinvestment Rate" means 1.00 (one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the date on which the Notes are first redeemable at par. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Responsible Officer" means, when used with respect to the Trustee, any senior trust officer, any vice president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Legend" means the legend set forth in Exhibit B hereto.

     "Restricted Period" means the relevant 40 day distribution compliance period as defined in Regulation S.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Certificate" means a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

     "Secured Holders" has the meaning set forth in the Collateral Trust Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement Collateral" means the "Collateral" referred to in the Security Agreement.

     "Security Agreement" means the security agreement dated December12, 2002 by the Company, the other Persons listed on the signature page thereof and the Additional Grantors (as defined therein), as Grantors, to Wilmington Trust Company, as Corporate Trustee and Bruce L. Bisson, as Individual Trustee, under the Collateral Trust Agreement.

     "Senior Secured Credit Facilities" means the Amended and Restated Credit and Reimbursement Agreement dated as of December 12, 2002 between the Company, as Borrower, the Subsidiary Guarantors (as defined therein), as Subsidiary Guarantors, Citicorp USA, Inc., as Administrative Agent and Collateral Agent, Salomon Smith Barney, Inc., as Lead Arranger and Book Runner, Bank of America, N.A., as Lead Arranger and Book Runner and as Syndication Agent, Union Bank of California, N.A., as Lead Arranger and Book Runner and as Syndication Agent, the Banks listed therein, the Revolving Banks (as defined therein) and the Drax LOC Fronting Banks (as defined therein) listed therein and any related notes, guarantees, letters of credit, collateral documents, rate protection or hedging arrangement, instruments and agreements executed in connection therewith, and in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement (i) extending or shortening the maturity of any indebtedness incurred thereunder or contemplated thereby; (ii) adding or deleting borrowers or guarantors thereunder; or (iii) otherwise altering the terms and conditions thereof.

     "Senior Secured Credit Facility Obligations" means all Obligations of the Company and its Subsidiaries outstanding under the Senior Secured Credit Facilities, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding.

     "Senior Secured Lenders' Exposure" means on any date the sum of (i) the aggregate principal amount of the loans outstanding under the Senior Secured

Credit Facilities, plus (ii) the aggregate amount of unused commitments under the Senior Secured Credit Facilities on such date, which amounts include without limitation the aggregate amount of (x) available amounts and (y) drawn but unpaid amounts, with respect to the letters of credit to be issued under the Senior Secured Credit Facilities.

     "Specified Accredited Investors" means Paul T. Hanrahan, an executive officer of the Company, and the Persimmon Trust, a charitable trust established by Roger W. Sant, a director of the Company, each of which has certified that he or it is an accredited investor as defined in Rule 501 under the Securities Act.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Tax Legend" means the legend set forth in Exhibit E hereto.

     "Tecons" means Term Convertible Preferred Securities issued by the Company's wholly owned special purpose business trusts.

     "Temporary Cash Investment" means any Investment (having a maturity of not greater than 60 days from the date of issuance thereof) in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof; (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., provided that one of such two Minimum CP Ratings is by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; (iv) medium term notes, auction rate preferred stock, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor's Ratings Services or

Moody's Investors Service, Inc.; (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; (vi) Euro-Dollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary's loan documentation; provided that in each case (except clause (vii)) that such Investment matures within fifteen months from the date of acquisition thereof by the Company or a Subsidiary and (B) registered investment companies that are "money market funds" within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of
Article 7 and thereafter means such successor.

     "U.S. Global Note" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

                  Term                             Section
                  ----                             -------
                  Authenticating Agent             2.02
                  Event of Default                 6.01
                  Judgment Currency                10.14
                  Note Register                    2.05
                  Paying Agent                     2.05
                  Registrar                        2.05
                  Required Currency                10.14
                  special record date              2.14

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (ii) words in the singular include the plural, and words in the plural include the singular;

          (iii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (iv) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

          (v) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

                                   ARTICLE 2
                                   THE NOTES

     Section 2.01. Forms Generally, Certain Issues Regarding Preconditions for Transfer and Payment. (a) Each Note and the related Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.

     (b) Each Note will bear the Tax Legend and except as otherwise provided in paragraph (c) each Note will bear the Restricted Legend.

     (c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any
Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in the Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

     Section 2.02. Execution and Authentication. Two Officers shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     The Trustee, at the expense of the Company, may appoint an authenticating agent (the "Authenticating Agent") to authenticate Notes. The Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

     A Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. In authenticating the Notes, the Trustee shall be entitled to receive prior to the first authentication of any Notes and (subject to Article
7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

     (a) any Board Resolution by or pursuant to which the form and terms of the Notes were established;

     (b) an Officers' Certificate setting forth the form and terms of the Notes, stating that the form and terms of the Notes have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

     (c) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee.

     Section 2.03. Amount Unlimited. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Company may issue Additional Notes under the Indenture from time to time.

     Section 2.04. Denomination and Date of Securities; Payment of Interest. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof. If as a result of the exchange or redemption in part of any Notes issued hereunder any Holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, the principal amount of such Holder's notes shall be reduced to the nearest $1,000 and such Holder shall receive a substitute cash payment equal to the principal amount by which that Holder's Notes are reduced. The Notes shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

     Each Note shall be dated the date of its authentication. The Notes shall bear interest from the date of the Note, and such interest and shall be payable on the Interest Payment Date.

     The person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date for such series, in which case the provisions of Section
2.14 shall apply.

     Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Notes may be presented for registration, registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their registration, transfer and exchange (the "Note Register"). The Company may have one or more additional Paying Agents or transfer agents with respect to the Notes.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an Affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article 8.

     The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Note Register.

     Section 2.06. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date of any Principal or interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Notes or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Notes and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

     Section 2.07. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.08 and in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

     (b) The transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

     (c) The transfer or exchange of a beneficial interest in an Offshore Global Note or a Certificated Note for a beneficial interest in a U.S. Global Note may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.

     (d) The transfer or exchange of a beneficial interest in a U.S. Global Note or a Certificated Note for a beneficial interest in an Offshore Global Note may only be made upon receipt by the Trustee of a duly completed Regulation S Certificate.

     (e) During the Restricted Period, beneficial interests in an Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream, and their respective direct and indirect participants.

     (f) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     Section 2.08. Registration, Transfer and Exchange. (a) Registered Global Form Only. The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "Register") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes. The Notes will be issued in global form only except for Notes to be issued (i) under the circumstances described in clause (b)(iv) of this Section and (ii) the Notes to be issued to the Specified Accredited Investors, which shall be issued as Certificated Notes.

     (b) Global Notes. (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in paragraph (b)(iv) of this Section and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in the compliance with this Section and Section 2.06.

          (iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (iv) If (x) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, or (z) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. Each Certificated Note issued in exchange therefor will bear the Restricted Legend.

     (c) Certificated Notes. Each Certificated Note will be registered in the name of the Holder thereof.

     (d) Transfers and Exchanges Generally. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.07. The Trustee will promptly register any such transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until the transfer or exchange is registered in such register and (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any such Note not being redeemed, or (iii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after such Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

     From time to time the Company will execute and the Trustee will authenticate replacement or substitute Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or other similar governmental charge payable upon exchange pursuant to paragraph (b)(iv) of this Section).

     (e) Procedures to Be Followed by the Trustee. (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (ii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

          (iii) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and
     (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, will deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

     Section 2.09. Replacement Notes. If a defaced or mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of such tenor and principal amount bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Note. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

     Section 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a holder in due course.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Notes money sufficient to pay Notes payable or to be redeemed or repurchased on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Notes so owned which are pledged by the Company, or by any Affiliate of the Company, as security for loans or other obligations, otherwise than to another such Affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such Notes, uncontrolled by the Company or by any such Affiliate.

     Section 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes of such tenor upon surrender of such temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of such tenor and authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall retain, cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of destruction to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     Section 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange.

     Section 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                   ARTICLE 3
                                   REDEMPTION

     Section 3.01. Optional Redemption. At any time and from time to time, the Company may redeem the Notes in whole or in part at a redemption price equal to
(a) the sum of (i) 100% of the Principal amount thereof plus accrued and unpaid interest to the redemption date plus (ii) a Make-Whole Amount, if any, if redeemed on or prior to December 15, 2004; or (b) 100% of the Principal amount thereof plus accrued and unpaid interest to the redemption date, if redeemed after December 15, 2004; provided that if the date fixed for redemption is June 15 or December 15, then the interest payable on such date shall be paid to the holder of record on the next preceding June 15 or December 15.

     Section 3.02. Mandatory Redemption Upon Receipt of Net Cash Proceeds from Certain Transactions. (a) Within 90 days of the Company's receipt of any Excess Asset Sale Proceeds, the Company will use such Excess Asset Sale Proceeds to redeem the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of the redemption; provided that the Company shall not be obligated to redeem any Notes pursuant to this Section 3.02(a) unless the Excess Asset Sale Proceeds exceeds $10 million and upon completion of any redemption pursuant to this Section 3.02(a), the Excess Asset Sale Proceeds under this Indenture will be reset to zero.

     (b) Within 90 days after the end of each fiscal year, so long as the Minimum Liquidity Level on the last day of such fiscal year is greater than $400 million, the Company will redeem, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of the redemption, an aggregate principal amount of outstanding Notes equal to the lesser of the Noteholders' Ratable Share of (A) 75% of Adjusted Free Cash Flow for such fiscal year and (B) the maximum amount of Adjusted Free Cash Flow for such fiscal year so that the Minimum Liquidity Level on the last day of such fiscal year after giving effect to any mandatory redemption required to be made pursuant to this Section 3.02(b) and any prepayment made to the lenders under the Senior Secured Credit Facilities with a portion of the Company's Adjusted Free Cash Flow would not be less than $400 million; provided that the Company shall not be obligated to redeem the Notes pursuant to this Section 3.02(b) unless the Adjusted Free Cash Flow for such fiscal year (together with any carryover amount described in the next sentence) exceeds $10 million. To the extent that the Company is not required to redeem any Notes as a result of the immediately preceding proviso, such amount of Notes that otherwise would have been redeemed shall be carried forward and on the next date on which the Company is required to redeem any Notes pursuant to this Section 3.02(b), the amount of Notes required to be redeemed by the Company shall be increased by such amount.

     (c) Within 90 days after the Company's receipt of any Net Cash Proceeds of a Covered Capital Markets Transaction, the Company will use 50% of such Net Cash Proceeds to redeem the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of the redemption; provided that the Company shall not be required to redeem the Notes as set forth in this Section 3.02(c) (i) unless on the date that the Covered Capital Markets Transaction is consummated, the amount outstanding under the Senior Secured Credit Facilities is zero and all commitments to extend credit thereunder have been terminated and (ii) unless the Net Cash Proceeds from all Covered Capital Markets Transactions subject to this Section 3.02(c) exceed $10 million. Upon completion of any redemption of the Notes pursuant to this
Section 3.02(c), the Net Cash Proceeds from Covered Capital Markets Transactions under this Indenture will be reset to zero.

     Section 3.03. Additional Mandatory Redemption. On November 25, 2004, the Company shall redeem, at a price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest to the redemption date, Notes with an aggregate principal amount equal to (i) 40% of the aggregate principal amount of the Notes issued on the Original Issue Date less (ii) the aggregate principal amount of Notes redeemed on or prior to November 25, 2004 pursuant to Sections 3.01 and 3.02 of this Indenture.

     Section 3.04. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of the Notes to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of the Notes at their last addresses as they shall appear upon the Note Register. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     The notice of redemption to each such Holder shall specify the principal amount of each Note held by such Holder to be redeemed, the CUSIP numbers of the Notes to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes and tenor in principal amount equal to the unredeemed portion thereof will be issued.

     The notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     On or before 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Notes are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.04 (or such shorter period as shall be acceptable to the Trustee) an Officers' Certificate stating that all such Notes are to be redeemed. If less than all the outstanding Notes are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.04 (or such shorter period as shall be acceptable to the Trustee) an Officers' Certificate stating the aggregate principal amount of such Notes to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers' Certificate stating that such redemption is not prohibited by such restriction.

     If less than all the Notes are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Notes to be redeemed in whole or in part. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 3.05. Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to such date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue, and, except as provided in Section 7.09 and Section 8.02, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption, shall be payable to the Holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.01 and Section 2.14 hereof.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Note) borne by such Note.

     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes of such tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.

     Section 3.06. Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                                   ARTICLE 4
                                   COVENANTS

     Section 4.01. Payment of Notes. The Company shall pay the Principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. The interest on the Notes shall be payable only to the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Note Register of the Company.

     Notwithstanding any provisions of this Indenture and the Notes to the contrary, if the Company and a Holder of any Note so agree, payments of interest on, and any portion of the Principal of, such Holder's Note (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Note) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Note (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys' fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

     The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee's Agent, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.01.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.03. Noteholders' Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Notes (a) semi-annually not more than 15 days after each Regular Record Date, as hereinabove specified, as of such record date and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     Section 4.04. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.03) from its principal executive, financial or accounting officers to his or her knowledge of the compliance of the Company with all conditions and covenants under this

Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

     Section 4.05. Reports by the Company. (a) The Company covenants to file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

     (b) The Company covenants to provide the Trustee, within 50 days of the effective date of the amendment or waiver, a copy of any amendment or waiver under the Senior Secured Credit Facilities that amends or waives the definitions of "Covered Asset Sale", "Creditors' Portion" or Adjusted Free Cash Flow" set forth therein.

     Section 4.06. Limitation on Liens. (a) If the Company shall incur, issue, assume or Guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any Capital Stock or indebtedness held directly by the Company of any Subsidiary, the Company shall secure the Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (i) property of any Subsidiary, (ii) liens on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Subsidiary, (iii) liens in favor of the Company or any Subsidiary, (iv) liens in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (v) liens on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (vi) liens existing on the first date on which any Notes are authenticated by the Trustee, (vii) liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed $900 million at any time outstanding, (viii) liens incurred in connection with pollution control, industrial revenue or similar financings, and (ix) any extension, renewal or replacement of any Debt secured by any liens referred to in the foregoing clauses (i) through (viii), inclusive.

     (b) Without the consent of holders of a majority in principal amount of the Notes outstanding, the Company shall not pledge the Collateral as security for any indebtedness, other than (i) all Debt outstanding under the Senior Secured

Credit Facilities pursuant to the Collateral Documents as amended from time to time (except that the amount of such Debt may not exceed the original loans and commitments secured thereunder less permanent repayments and commitment reductions and any prepayment or repayments of obligations may not be reborrowed and the commitments shall be reduced accordingly), (ii) up to $225 million aggregate principal amount (or accreted value, if applicable) of other senior secured Debt, (iii) obligations under interest rate and foreign currency hedging agreements, and cash management services arrangements provided to the Company by lenders under the Senior Secured Credit Facilities, (iv) obligations under the Banc of America Securities Option Agreement, (v) obligations under the Notes, in aggregate principal amount not to exceed $305 million, (vi) such other obligations as are permitted to be so secured by the Senior Secured Credit Facilities, (vii) up to $60 million of other corporate obligations that by their terms are entitled to be secured on a pari passu basis, and (viii) obligations the proceeds of which are used to refinance any of the foregoing; provided that for purposes of determining compliance with this Section 4.06(b), in the event that an obligation meets the criteria of more than one of the categories described in clauses (i) through (viii) above, the Company shall, in its sole discretion, classify such item of indebtedness in any manner that complies with this covenant and such obligation will be treated as having been incurred pursuant only to one of such clauses. In addition, the Company may, at any time, change the classification of an obligation (or any portion thereof) to any other clause provided that the Company would be permitted to incur such obligation (or such portion thereof) pursuant to such other clause at such time of reclassification.

     Section 4.07. Equal and Ratable Liens. (a) To the extent the Company or any Subsidiary of the Company grants a Lien upon any of its property or assets to secure the Senior Secured Credit Facilities, the Company or such Subsidiary, as the case may be, shall, contemporaneously with the granting of such Lien, secure the Company's Obligations under the Indenture equally and ratably with the Senior Secured Credit Facility Obligations secured by such Lien.

     (b) Notwithstanding the foregoing, from and after the date when all Liens granted in favor of the holders of the Senior Secured Credit Facility Obligations are released (and are not concurrently replaced with any new Liens on any asset of the Company or any of its Subsidiaries securing Senior Secured Credit Facility Obligations), the provisions of this Section will no longer apply. The provisions of Section 4.06 will, however, continue to apply.

     Section 4.08. Restriction on Subsidiary Guarantees. (a) If any of the Company's Subsidiaries shall Guarantee any indebtedness under the Senior Secured Credit Facilities, then such Subsidiary shall, contemporaneously with the granting of such Guarantee, Guarantee the Company's Obligations under the Indenture equally and ratably with (or prior to) the Senior Secured Credit Facilities so Guaranteed, so long as the Senior Secured Credit Facilities shall be so Guaranteed; provided that this restriction shall not apply to any Guarantees of the Senior Secured Credit Facilities existing on the Original Issue Date.

     (b) Notwithstanding the foregoing, from and after the date when all Guarantees granted in favor of the holders of the Senior Secured Credit Facility Obligations pursuant to clause (a) of this Section 4.08 are released (and are not concurrently replaced with any new Guarantees), the provisions of this Section will no longer apply.

     Section 4.09. Limitation on Sale Leaseback Transactions. The Company will not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless
(a) the Company could incur a lien on such property under the restrictions described in Section 4.06 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the Board of Directors; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided further that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     Section 4.10. Transfer of Certain Net Cash Proceeds Received by Subsidiaries. The Company will cause its Subsidiaries to transfer to it, by way of dividend, reduction of capital, or repayment of intercompany loans, the Creditors' Portion of the Net Cash Proceeds of any Covered Asset Sale and the Creditors' Portion of the Net Cash Proceeds from any Covered Capital Markets Transactions within 60 days of such Subsidiary's receipt thereof, but only to the extent that, after giving effect to such Covered Asset Sale or Covered Capital Markets Transaction, the cash balances of such Subsidiary exceed its Ordinary Course Cash Needs, and such transfer shall not be required to be made if (1) it cannot be made in a tax efficient manner or (2) such transfer would violate any applicable contracts or would violate applicable law or if applicable law would require minority shareholder approval, a valuation or a discretionary order or would, in the Company's good faith determination or the good faith determination of a majority of the board of directors of such Subsidiary, involve a reasonable likelihood of there being a breach of fiduciary duties by the directors of such Subsidiary. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 4.10 and making loans, Investments and other advances to Subsidiaries, the Company may cause Net Cash Proceeds to be transferred among Subsidiaries, rather than transferred to the Company, in lieu of loans, Investments or other advances the Company would otherwise be permitted to make and would make. Notwithstanding the foregoing, (a) in the case of any Net Cash Proceeds that would otherwise be required to be transferred to the Company pursuant to this covenant, the Company need not make such transfer if the Company nonetheless makes the related mandatory redemption of the Notes that would otherwise be required pursuant to Section 3.02 using funds not otherwise required to be used for the mandatory redemption of the Notes and (b) if the Net Cash Proceeds of any Covered Asset Sale or Covered Capital Markets Transaction received by a Subsidiary are less than $10 million, the Company shall not be required to cause such Net Cash Proceeds effectively to be transferred directly or indirectly to it and applied to redeem the Notes until the aggregate Net Cash Proceeds not so applied equals or exceeds $10 million.

                                   ARTICLE 5
                             SUCCESSOR CORPORATION

     Section 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company shall be a solvent corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes issued under this Indenture and the Company shall have delivered to the Trustee (a) an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (b) an Officers' Certificate to the effect that immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.

     Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE 6
                              DEFAULT AND REMEDIES

     Section 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

     (a) the Company defaults in the payment of the Principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, or otherwise;

     (b) the Company defaults in the payment of interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to the Notes or in the Notes and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes affected thereby;

     (d) an event of default, as defined in any indenture or instrument evidencing or under which the Company has at the date of the Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and, in the case of indebtedness other than indebtedness under the Senior Secured Credit Facilities, either (i) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (ii) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and, the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Notes at the time outstanding; and provided further that if such default shall be remedied or cured by the Company or waived by the holder of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder or any other person;

     (e) any of the Collateral Documents ceases to be in full force and effect, or any of the Collateral Documents ceases to give the Holders any of the liens purported to be created thereby, or any of the Collateral Documents is declared null and void or the Company denies in writing that it has any further liability under any Collateral Document or gives written notice to such effect (in each case other than in accordance with the terms of the Indenture or the terms of the Collateral Documents); provided that if a failure of the sort described in this clause (e) is susceptible of cure, no Event of Default shall arise under this clause (e) with respect thereto until 30 days after notice of such failure shall have been given to the Company by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes;

     (f) a court having jurisdiction in the premises shall enter a decree or order for (i) relief in respect of the Company or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) the winding up or liquidation of the affairs of the Company or any of its Material Subsidiaries, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (g) the Company or any of its Material Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) effects any general assignment for the benefit of creditors.

     Section 6.02. Acceleration. (a) If an Event of Default (other than as described in clauses (f) or (g) of Section 6.01 with respect to the Company) with respect to the Notes then outstanding occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Noteholders), may, and the Trustee at the request of such Holders shall, declare the entire Principal of all Notes, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default has occurred and is continuing as a result of a default described in clause (d) of Section 6.01 arising under the Senior Secured Credit Facilities (other than a payment default or a default as a result of which the maturity of the Senior Secured Credit Facility shall have been accelerated so that it shall be or become due and payable prior to the date on which the same would otherwise have become due and payable), such acceleration may not occur until 20 Business Days after the occurrence of such default unless such default under the Senior Secured Credit Facility results from a bankruptcy or insolvency related event involving a Subsidiary of the Company or the acceleration of other indebtedness arising from such bankruptcy or insolvency related event, in which case such acceleration may not occur until 60 days after the occurrence of such default.

     (b) If an Event of Default described in clause (f) or (g) of Section 6.01 occurs and is continuing with respect to the Company, then the Principal of all the Notes then outstanding and interest accrued thereon, if any, shall ipso facto be and become immediately due and payable, without any declaration or other action by any Holder or the Trustee.

     The foregoing provisions, however, are subject to the condition that if, at any time after the Principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the Principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.06, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate Principal amount of all the then outstanding Notes that have been accelerated, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     Section 6.03. Other Remedies. If a payment default or an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     Section 6.04. Waiver of Past Defaults. Subject to Section 6.02, Section
6.07 and Section 9.02, the Holders of at least a majority in Principal amount of the outstanding Notes affected, by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default in the payment of Principal of or interest on any Note as specified in clauses (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 6.05. Control by Majority. Subject to Section 7.01 and Section 7.02(e), the Holders of at least a majority in aggregate Principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.05.

     Section 6.06. Limitation on Suits. No Holder of any Note may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

          (ii) the Holders of at least 25% in aggregate Principal amount of outstanding Notes shall have made written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) during such 60-day period, the Holders of a majority in aggregate Principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of or interest, if any, on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default with respect to the Notes in payment of Principal or interest specified in clause
(a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Notes, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover all amounts owing the Trustee under
Section 7.06.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding

     Section 6.10. Application of Proceeds. Any moneys or properties collected by the Trustee pursuant to this Article in respect of the Notes shall be applied in the following order at the date or dates fixed by the Trustee:

          FIRST: To the payment of all amounts due the Trustee under Section
     7.06;

          SECOND: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

          THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Notes, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7
                                    TRUSTEE

     Section 7.01. General. The duties and responsibilities of the Trustee shall be as set forth herein. The Trustee undertakes to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

     Section 7.02. Certain Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

     (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to
Section 10.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to
Section 7.01 and Section 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

     (c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

     (d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (g) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

     (h) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers' Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

     Section 7.04. Trustee's Disclaimer. The recitals contained herein and in the Notes (except the Trustee's certificate of authentication) and the Collateral Documents shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Notes and (ii) shall be accountable for the Company's use or application of the proceeds from the Notes, if any.

     Section 7.05. Notice of Default. If any Default with respect to the Notes occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of Notes notice of such Default within 90 days after it occurs (or after such Responsible Officer of the Trustee acquires knowledge thereof) to all Holders, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Note, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     Section 7.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, counsel and other persons not regularly in its employ. The Trustee shall not be required to make any advances hereunder.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Notes or the issuance of the Notes or the trusts hereunder and the performance of duties under this Indenture and the Notes, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

     To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Notes.

     The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(f) or Section 6.01(g) hereof, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

     Section 7.07. Replacement of Trustee. A resignation or removal of the Trustee as Trustee and appointment of a successor Trustee as Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

     The Trustee may resign as Trustee with respect to the Notes at any time by so notifying the Company in writing. The Holders of a majority in Principal amount of the outstanding Notes may remove the Trustee as Trustee with respect to the Notes by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Notes if: (i) the Trustee is adjudged a bankrupt or insolvent; (ii) a receiver or other public officer takes charge of the Trustee or its property; or (iii) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed as Trustee with respect to the Notes, or if a vacancy exists in the office of Trustee with respect to the Notes for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in Principal amount of the outstanding Notes may appoint a successor Trustee in respect of such Notes to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Notes does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

     A successor Trustee with respect to the Notes shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the Lien provided for in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Notes to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Notes shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Notes under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     The Company shall give notice of any resignation and any removal of the Trustee with respect to the Notes and each appointment of a successor Trustee in respect of the Notes to all Holders of Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee with respect to the Notes pursuant to this Section 7.07, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

     Section 7.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national, banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     Section 7.09. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

                                   ARTICLE 8
           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

     Section 8.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the Principal of, and interest on all the Notes outstanding hereunder (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.09) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) or (c) (i) all the notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption all Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in
Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal, and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Notes, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange of notes, and the Company's right of optional, redemption, if any,
(ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of holders to receive payments of Principal and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Notes to receive amounts in respect of Principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 8.02. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 8.04, all moneys deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

     Section 8.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     Section 8.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such paying agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

     Section 8.05. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes, on the 123rd day after the deposit referred to in clause
(i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (c) rights of holders to receive payments of Principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration), (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (i) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.07) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause
     (C) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee the principal of, premium, if any, and each installment of interest on the outstanding Notes on the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, in accordance with the terms of Notes and the Indenture;

          (ii) the Company has delivered to the Trustee (A) either (x) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.05 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will, not be subject to the effect of

     Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

          (iv) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Section 8.06. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant in Article 4 (other than Section 4.01), Section 5.01, or Article 11 or in any indenture supplemental hereto and clause (c) (with respect to any covenants in Article 4 or Section 5.01 or in any indenture supplemental) and clause (e) of Section
6.01 shall be deemed not to be an Event of Default, if

     (a) with reference to this Section 8.06, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.07) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes and the Indenture with respect to the Notes, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (iii) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and each installment of interest on the outstanding Notes on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

     (b) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of Notes will not recognize income, gain or loss for federal, income tax purposes as a result of the Company's exercise of its option under this Section 8.06 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of
Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

     (d) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Section 8.07. Reinstatement. If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with Article 8; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (ii) to comply with Article 5;

          (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

          (iv) to evidence and provide for the acceptance of appointment hereunder with respect to the Notes by a successor Trustee;

          (v) establish the form or forms or terms of Notes;

          (vi) to provide for certificated or unregistered securities and to make all appropriate changes for such purpose;

          (vii) to directly or indirectly release the Liens created by the Collateral Documents on less than all or substantially all the Collateral; or

          (viii) to make any change that does not materially and adversely affect the rights of any Holder.

     The Collateral Documents may be amended or supplemented as provided therein and compliance with any of the provisions of the Collateral Documents may be waived as provided therein.

     Section 9.02. With Consent of Holders. Subject to Section 6.04 and Section 6.07, without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate Principal amount of the outstanding Notes affected by such amendment (voting as a single class) and the Holders of a majority in principal amount of the outstanding Notes affected thereby (voting as a single class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

     (a) change the stated maturity of the Principal of or any installment of interest on, such Holder's Note;

     (b) reduce the Principal amount thereof or the rate of interest thereon;

     (c) reduce the above stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the Indenture; or

     (d) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture.

     It shall not be necessary for the consent of any Holder under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Notes affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Notes affected thereby.

     The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective with respect to the Notes, it shall bind every Holder unless it is of the type described in any of clauses (i) through (iv) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (iv) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     Section 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of any Note, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation (provided in writing by the Company) on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same tenor that reflects the changed terms.

     Section 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                   ARTICLE 10
                                 MISCELLANEOUS

     Section 10.01. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received, or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, where transmission is confirmed, in each case addressed as follows:

     if to the Company:

             The AES Corporation
             1001 North 19th Street
             Arlington, VA 22209
             Telecopy: (703) 528-4510
             Attention: General Counsel

     if to the Trustee:

             Wells Fargo Bank Minnesota,
             National Association
             Corporate Trust Services
             Sixth Street and Marquette Avenue
             MAC N9303-120
             Minneapolis, MN  55479
             Telecopy: (612) 669-9825
             Attention: AES Corporation Administrator

     The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication shall be sufficiently given to Holders by mailing to such Holders at their addresses as they shall appear on the Note Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.01, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 10.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 10.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

     (c) a statement that, in the opinion of each such person, be has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 10.04. Evidence of Ownership.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the Note Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

     Section 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     Section 10.06. Payment Date Other Than a Business Day. If any date for payment of Principal or interest on any Note shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Note, as the case nay be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

     Section 10.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes, without giving effect to such state's conflicts of laws principles.

     Section 10.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. No indenture or agreement may be used to interpret this Indenture except as provided in Section
1.01 with respect to the Senior Secured Credit Facilities.

     Section 10.09. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 10.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 10.11. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.12. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     Section 10.13. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

     Section 10.14. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Notes (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

                                   ARTICLE 11
                             SECURITY ARRANGEMENTS

     Section 11.01. Security. (a) In order to secure the Company's Obligations under the Indenture equally and ratably with the Senior Secured Credit Facility Obligations, the Company will, and will cause each of its Subsidiaries named in any of the Collateral Documents as a party thereto, to execute and deliver to the Collateral Trustees prior to the Original Issue Date each Collateral Document to which it is a party. The Company and its Subsidiaries shall comply with all covenants and agreements contained in the Collateral Documents the failure to comply with which would have a material and adverse effect on the Liens purported to be created thereby, unless such failure to comply is waived by the requisite lenders under the Senior Secured Credit Facilities and if, after that waiver, the Company is in compliance with Sections 4.06 and 4.07.

The Company will give the Trustee notice of such waiver within 50 consecutive days of such waiver.

     (b) The Trustee and each holder of each Note by its acceptance of that Note acknowledges and agrees that:

          (i) this Indenture, as originally executed and delivered by the parties hereto, does not create any Lien on any property or securities which secures the Company's Obligations under this Indenture or this Indenture;

          (ii) the Collateral Documents, when executed and delivered by the parties thereto, will comply with the provisions of Sections 4.06 and 4.07;

          (iii) the Collateral Documents provide, and any security document that becomes effective after the Original Issue Date, may provide, that the Liens created thereby or thereunder automatically will be released and extinguished with respect to any property or security that is transferred or otherwise disposed of in accordance with the terms of the Senior Secured Credit Facilities;

          (iv) without the necessity of any consent of or notice to the Trustee or any holder of the Company's Obligations under the Indenture, the Company and the Collateral Trustees may amend, modify, supplement or terminate any Collateral Document as long as the Company remains in compliance with Sections 4.06 and 4.07; provided that any such amendment, modification, supplement or termination which would release, in one transaction or in a series of related transactions, the Liens created by the Collateral Documents on all or substantially all of the Collateral will require the consent of the Holders of a majority in aggregate principal amount of the Notes outstanding;

          (v) as among the Trustee and the holders of the Company's Obligations under the Indenture and the lenders under the Senior Secured Credit Facilities and the Collateral Trustees, those lenders and the Collateral Trustees will have the sole ability to control and obtain remedies with respect to all Collateral (including on sale or liquidation of any Collateral after acceleration of the Notes or the Senior Secured Credit Facility Obligations) without the necessity of any consent of or notice to the Trustee or any such holder;

          (vi) any or all Liens granted under the Collateral Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Trustee or any Holders, upon a release of such Lien or Liens pursuant to the terms of the Collateral Documents and the Senior Secured Credit Facilities or if such release is approved by the requisite lenders under the Senior Secured Credit Facilities; provided that any release, in one transaction or a series of related transactions, of the Liens created by the Collateral Documents on all or substantially all of the Collateral will require the consent of the Holders of a majority in aggregate principal amount of the Notes outstanding.

          (vii) the relative rights of the holders of the Company's Obligations under the Indenture and the holders of indebtedness or other obligations secured by Liens on the Collateral are governed by, and are subject to the terms and conditions of, the Collateral Documents and not this Indenture; and

          (viii) without the necessity of any consent of or notice to the Trustee or any holder of the Company's Obligations under the Indenture, the Company may, on behalf of itself or any of its Subsidiaries, request and instruct the Collateral Trustees to, on behalf of each secured party under the Collateral Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request, of all liens and security interests held by the Collateral Trustees in such assets, and such Person shall be entitled to rely conclusively on such release document, and (B) deliver any such assets in the possession of the Collateral Trustees to the Company.

     Section 11.02. Notice of Payment, Discharge or Defeasance. The Trustee and each Holder, by its acceptance of a Note, agree that upon the payment in full or discharge pursuant to Article 8 of the Company's Obligations under the Indenture, the Trustee shall without notice to or consent of any Holder, upon the written request of the Company, certify to the Collateral Trustees, in writing, that the Company's Obligations under the Indenture have been paid in full, or that this Indenture has been discharged in accordance with Article 8.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                 THE AES CORPORATION
                                    as the Company


Attest:                          By:       /s/ Barry J. Sharp
                                       -----------------------------------
                                       Name:   Barry J. Sharp
                                       Title:  Executive Vice President and
                                               Chief Financial Officer


                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as the Trustee


Attest:                          By:      /s/ Jane Y. Schweiger
                                       ----------------------------------
                                       Name:  Jane Y. Schweiger
                                       Title: Vice President

                                                                      EXHIBIT A

                                 [FACE OF NOTE]

                              THE AES CORPORATION

                        10% Senior Secured Note Due 2005

                                                 [CUSIP] [CINS] _______________

                                                               $_______________

     The AES Corporation, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) on the Final Maturity Date (as defined on the reverse hereof).

     Interest Rate:           10% per annum.

     Interest Payment Dates:  June 15 and December 15, commencing _________.

     Regular Record Dates:    June 1 and December 1.

     Reference is hereby made to the further provisions of this Senior Secured Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Senior Secured Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                      THE AES CORPORATION


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:



                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

               (Form of Trustee's Certificate of Authentication)

     This is one of the 10% Senior Secured Notes Due 2005 described in the Indenture referred to in this Note.

                                           WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION,
                                             as Trustee


                                           By:
                                              -------------------------------
                                              Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                              THE AES CORPORATION

                          SENIOR SECURED NOTE DUE 2005

     1. Principal and Interest. THE AES CORPORATION, a Delaware corporation (the "Company", which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay the principal amount set forth on the reverse side hereof on the Final Maturity Date.

     The "Final Maturity Date" means December 12, 2005; provided, however, that if, prior to July 15, 2005, the Company's 4.50% Junior Subordinated Convertible Debentures have not been refinanced to mature on a date after December 12, 2005, then Final Maturity Date means July 15, 2005; provided further that if the Final Maturity Date occurs on a day that is not a Euro-Dollar Business Day, the Final Maturity Date shall occur on the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Final Maturity Date shall be the next preceding Euro-Dollar Business Day.

     The Company promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 10% per annum. Interest on this Senior Secured Note will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 13, 2002 through but excluding the date on which interest is paid. Interest shall be payable in arrears on December 15 and June 15 of each year (each an "Interest Payment Date"), commencing ___________. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Senior Secured Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     2. Method of Payment. The Company will pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the fifteenth calendar day prior to each Interest Payment Date (each, a "Regular Record Date").

     All payments of principal of, and any interest on the Senior Secured Notes issued in global form will be made to the Depositary as the registered holder thereof. The Company expects that the Depositary, upon receipt of any payment of principal or interest on such Senior Secured Notes, will credit the accounts of persons who have accounts with the Depositary ("participants") with payment of principal or interest on the date payable in amounts proportionate to their respective beneficial interests in the principal amount of such Senior Secured Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in any Senior Secured Note held through such participants will be governed by standing instructions and customary practices. Such payments will be the responsibility of such participants. Holders must surrender any Certificated Notes to a Paying Agent to collect the principal payment on such Certificated Notes. At the Company's option, interest on any Certificated Notes will be payable by a U.S. dollar check mailed to the registered address of the Holder of such Certificated Note. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     4. Indenture. The Company issued the Senior Secured Notes under an Indenture dated as of December 13, 2002 between the Company and the Trustee. The terms of the Senior Secured Notes include those stated in the Indenture. The Senior Secured Notes are subject to all such terms, and Holders of the Senior Secured Notes are referred to the Indenture for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Senior Secured Notes are senior secured obligations of the Company. The Indenture limits, among other things, the ability of the Company to incur certain additional secured indebtedness, provide guarantees, enter into certain sale and leaseback transactions and requires the Company to use a portion of Adjusted Free Cash Flow and a portion of the Net Cash Proceeds from certain asset sales and capital markets transactions to redeem the Senior Secured Notes.

     5. Optional Redemption. The Senior Secured Notes will be redeemable, in whole or in part, at any time, and from time to time, at the option of the Company upon not less than 30 nor more than 60 days' notice at a redemption price equal to (a) the sum of (i) 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus (ii) a Make-Whole Amount (as defined in the Indenture), if any, if redeemed on or prior to December 15, 2004 or (b) 100% of the principal amount thereof plus any accrued and unpaid interest, if redeemed after December 15, 2004.

     6. Mandatory Redemption Upon Receipt of Net Cash Proceeds and Adjusted Free Cash Flow. (a) Within 90 days of the Company's receipt of the Net Cash Proceeds from certain Asset Sales, called Covered Asset Sales, the

Company may be obligated to use a portion of the Net Cash Proceeds from such Asset Sales to make a mandatory redemption of the Senior Secured Notes at a purchase price equal to 100% of the principal amount of such notes plus accrued interest, if any, to the date of purchase.

     (b) If at the end of any fiscal year the Company has certain Adjusted Free Cash Flow, the Company may be obligated to use a portion of such Adjusted Free Cash Flow, within 90 days of such fiscal year end, to make a mandatory redemption of the Senior Secured Notes at a purchase price equal to 100% of the principal amount of such notes plus accrued interest, if any, to the date of purchase.

     (c) Within 90 days of the consummation of a Covered Capital Markets Transaction, the Company may be obligated to use 50% of the Net Cash Proceeds from such Covered Capital Markets Transaction to make a mandatory redemption of the Senior Secured Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided that the Company shall not be obligated to make such mandatory redemption unless, on the date that such Covered Capital Markets Transaction is consummated, the amounts outstanding under the Senior Secured Credit Facilities is zero and all commitments to extend credit thereunder have been terminated.

     The Company's obligations to make the mandatory redemptions set forth in clauses (a), (b) and (c) above are subject to a number of conditions which are set forth in Section 3.02 of the Indenture.

     7. Additional Mandatory Redemption. On November 25, 2004, the Company shall redeem, at a price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, Senior Secured Notes with an aggregate principal amount equal to (i) 40% of the aggregate principal amount of the Senior Secured Notes issued on the Original Issue Date less (ii) the aggregate principal amount of Senior Secured Notes redeemed on or prior to November 25, 2004 pursuant to the optional and mandatory redemption provisions described in Section 5 and Section 6 of this Note.

     8. Partial Redemption, Notice of Redemption.

     If less than all the Senior Secured Notes are to be redeemed at any time, selection of Senior Secured Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Secured Notes of $1,000 or less shall be redeemed in part.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Secured Notes to be redeemed at its registered address. If any Senior Secured
Note is to be
redeemed in part only, the notice of redemption that relates to such Senior Secured Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender of the original Senior Secured Note. Senior Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date the Senior Secured Notes shall cease to be entitled to any benefit under the Indenture and the Holders thereof shall have no right in respect of such Senior Secured Notes except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.

     9. Denominations, Transfer, Exchange. The Senior Secured Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Secured Notes only in accordance with the Indenture and as set forth in the Restricted Legend and the DTC Legend. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Secured Notes or portion of a Senior Secured Note selected for redemption, or transfer or exchange any Senior Secured Notes for a period of 15 days before selection of such Senior Secured Notes to be redeemed.

     10. Persons Deemed Owners. The registered holder of a Senior Secured Note may be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     12. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Senior Secured Notes, amend, waive or supplement the Indenture or the Senior Secured Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, directly or indirectly releasing the Liens created by the Collateral Documents on less than all or substantially all the Collateral or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Senior Secured Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Secured Notes.

     13. Successor Corporation. When a successor corporation assumes all the obligation of its predecessor under the Senior Secured Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Senior Secured Notes (voting as a single class) may, or the Trustee, may declare the principal of, plus accrued interest, if any, to be due and payable immediately; provided that if an Event of Default has occurred and is continuing as a result of a default described in Section 6.01(d) of the Indenture arising under the Senior Secured Credit Facilities (other than a payment default or a default as a result of which the maturity of the Senior Secured Credit Facilities shall have been accelerated so that they shall be or become due and payable prior to the date on which the same would otherwise have become due and payable), such acceleration may not occur until 20 business days after the occurrence of such default unless such default under the Senior Secured Credit Facilities results from a bankruptcy or insolvency related event involving a Subsidiary of the Company or the acceleration of other indebtedness arising from such bankruptcy or insolvency related event, in which case such acceleration may not occur until 60 days after the occurrence of such default. Upon a declaration of acceleration, the principal, premium, if any, and accrued interest shall be immediately due and payable.

     If an Event of Default specified in Section 6.1(f) or (g) of the Indenture with respect to the Company occurs and is continuing, the principal of and accrued interest on all of the Senior Secured Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Senior Secured Notes may not enforce the Indenture or the Senior Secured Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Senior Secured Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Secured Notes notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article 5 of the Indenture) if it determines in good faith that withholding notice is in their interests.

     15. Security. In order to secure the Company's Obligations under the Indenture, the Company and certain of its Subsidiaries have entered into the Collateral Documents. The Company's Obligations under the Indenture shall be secured by Liens on the Collateral in accordance with the terms and provisions of the Collateral Documents. The Indenture requires that Holders of the Senior Secured Notes be granted a lien equally and ratably with any lien granted on additional assets to secure the holders of Senior Secured Credit Facility Obligations subsequent to the Issue Date. Each Holder of this Senior Secured Note, by accepting the same, agrees that (i) the Collateral Documents provide, and any Collateral Document that becomes effective after the Issue Date, may provide, that the Liens created thereby or thereunder automatically will be released and extinguished with respect to any property or security that is transferred or otherwise disposed of in accordance with the terms of the Senior Secured Credit Facilities; (ii) without the necessity of any consent of or notice to the Trustee or any Holder under the Indenture, the Company and the Collateral Trustees may amend, modify, supplement or terminate any Collateral Document as long as the Company remains in compliance with the Indenture; (iii) as among the Trustee and the Holders under the Indenture and the lenders under the Senior Secured Credit Facilities and the Collateral Trustees, those lenders and the Collateral Trustees will have the sole ability to control and obtain remedies with respect to all Collateral (including on sale or liquidation of any Collateral after acceleration of the Senior Secured Notes or the Senior Secured Credit Facility Obligations) without the necessity of any consent of or notice to the Trustee or any such holder; (iv) any or all Liens granted under the Collateral Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Trustee or the Holders, upon a release of such Lien or Liens pursuant to the terms of the Collateral Documents and the Senior Secured Credit Facilities or if such release is approved by the requisite lenders under the Senior Secured Credit Facilities; provided that any release, in one transaction or a series of related transactions, of the Liens created by the Collateral Documents on all or substantially all of the Collateral will require the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Secured Notes; (v) the relative rights of the Holders under the Indenture and the holders of Indebtedness or other obligations secured by Liens on the Collateral are governed by, and are subject to the terms and conditions of, the Collateral Documents and not the Indenture; and (vi) without the necessity of any consent of or notice to the Trustee or any Holder, the Company may, on behalf of itself or any of its Subsidiaries, request and instruct the Collateral Trustees to, on behalf of each secured party under the Collateral Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request, of all liens and security interests held by the Collateral Trustees in such assets, and such Person shall be entitled to rely conclusively on such release document, and (B) deliver any such assets in the possession of the Collateral Trustees to the Company.

     16. Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     17. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Secured Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Secured Notes.

     18. Defeasance. The Indenture contains provisions (which provisions apply to this Senior Secured Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Senior Secured Note and (b) certain restrictive covenants, certain provisions relating to the Collateral and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     19. Authentication. This Senior Secured Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Secured Note.

     20. Abbreviations. Customary abbreviations may be used in the name of a Holder of Senior Secured Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     21. GOVERNING LAW. THE INDENTURE AND THIS SENIOR SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of Senior Secured Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

     THE AES CORPORATION
     1001 North 19th Street, Suite 2000
     Arlington, Virginia 22209
     Telephone: (703) 522-1315
     Telecopy:  (703) 528-4510
     Attention:  General Counsel

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
   Please print or typewrite name and address including zip code of assignee


-------------------------------------------------------------------------------
         the within Note and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                 [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
                   CERTIFICATES BEARING A RESTRICTED LEGEND]

     In connection with any transfer of this Senior Secured Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                   Check One

[_] (a) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and a Rule 144A Certificate (as defined in the Indenture) is being furnished herewith.

[_] (b) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

[_]      (c) This Note is being transferred to the Company.

         or

[_]      (d) This Note is being transferred other than in accordance with (a),
         (b) or (c) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:____________________


                                        ___________________________________
                                        Seller
                                        By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                     -----------------------------------------------
                     By


     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



---------------------------------------
                                        To be executed by an executive officer

                         SCHEDULE OF EXCHANGES OF NOTES

     The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:(1)

                      Amount of          Amount of      Principal amount
                     decrease in        increase in      of this Global    Signature of
                   principal amount   principal amount   Note following     authorized
                    of this Global     of this Global     such decrease     officer of
Date of Exchange         Note               Note          (or increase)      Trustee
---------------------------------------------------------------------------------------





----------
     (1) This Schedule applies to Global Notes only and will not be attached to any Certificated Notes.

                                                                      EXHIBIT B

                               RESTRICTED LEGEND

     THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

     (1) REPRESENTS THAT

          (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
     ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

          (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), OR

          (C) IT IS EITHER THE PERSIMMON TRUST, A CHARITABLE TRUST ESTABLISHED BY ROGER W. SANT, A DIRECTOR OF THE ISSUER, OR PAUL T. HANRAHAN, AN EXECUTIVE OFFICER OF THE ISSUER, AND IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT, AND

     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

          (A) TO THE COMPANY,

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

          (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

          (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                      EXHIBIT C

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                      EXHIBIT D

                            Regulation S Certificate

                                                        _____________, _____

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Attention: Corporate Trust Services
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55470

         Re:    THE AES CORPORATION
                10% Senior Secured Notes Due 2005 (the "Notes") Issued under the Indenture (the "Indenture") dated as of December 13, 2002 relating to the Notes
                -------------------------------------------------------------

Ladies and Gentlemen:

     Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

     [CHECK A OR B AS APPLICABLE.]

[_]  A.   This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

          1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

          4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

[_]  B.   This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

          1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

          2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

          3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [NAME OF SELLER (FOR TRANSFERS)
                                               OR OWNER (FOR EXCHANGES)]


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:
                                               Address

Date:
     ------------------------

                                                                      EXHIBIT E

                                   TAX LEGEND

     THIS SENIOR SECURED NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS SENIOR SECURED NOTE MAY CONTACT THE AES CORPORATION, ATTN: BARRY J. SHARP, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 1001 NORTH 19TH STREET, 20TH FLOOR, ARLINGTON, VA 22209 FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS SENIOR SECURED NOTE, SUCH INFORMATION TO BE PROVIDED BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.




                                      E-1